Exhibit 10.2

FORWARD SHARE PURCHASE AGREEMENT

This Forward Share Purchase Agreement (this “Agreement”) is entered into as of November 19, 2019, by and among GigCapital, Inc., a Delaware corporation (the “GigCapital”), and Yakira Capital Management, Inc., a Delaware corporation (“Yakira”).

Recitals

WHEREAS, GigCapital is a Private-to-Public Equity (PPE)™ company, also known as a blank check company or special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, GigCapital has entered into a stock purchase agreement with the stockholders of Kaleyra, S.p.A. (the “Company”, which term shall also refer to the post-combination company) for the purpose of effecting a business combination (the “Business Combination”), and GigCapital has filed a preliminary proxy statement with the Securities and Exchange Commission that will seek, among other things, stockholder approval of the Business Combination; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Company shall purchase from Yakira, and Yakira shall sell and transfer to the Company, (i) the shares of common stock, par value $0.0001 per share, of GigCapital (the “Rights Shares”) into which the rights of GigCapital (the “Rights”) held by Yakira will convert into upon the closing of Business Combination, and (ii) the shares of common stock, par value $0.0001 per share of GigCapital (the “Shares”) held by Yakira, in each instance on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Rights Shares Purchase and Sale; Closing.

a. Rights Shares Forward Share Purchase. Subject to the conditions set forth in Section 5 and termination rights set forth in Section 7, Yakira shall sell and transfer to the Company, and the Company shall purchase from Yakira, that number of Rights Shares that the Rights (including the Additional Rights (as defined below)) convert into upon the closing of the Business Combination at $1.05 per Right (which reflects $10.50 per Rights Share) (the “Rights Shares Purchase Price”).

b. Rights Shares Closing. The Company shall purchase the Rights Shares (including the Additional Rights Shares (as defined below)) as soon as practicable on or after (but no later than the fifth (5th) Business Day after) the later of the sixtieth day after the date of the closing of the Business Combination (the “Business Combination Closing Date”) or January 1, 2020 (the “Rights Shares Closing Date”). No later than one (1) Business Day before the Rights Shares Closing Date, Yakira shall deliver a written notice to the Company specifying the number of Rights Shares (including the Additional Rights Shares) the Company is required to purchase, the aggregate Rights Shares Purchase Price and instructions for wiring the Rights Shares Purchase Price to Yakira. The closing of the sale of the Rights Shares (the “Rights Shares Closing”) shall occur on the Rights Shares Closing Date. On the Rights Shares Closing Date, Yakira shall deliver the Rights Shares (including the Additional Rights Shares) to the Company against receipt of the Rights Shares Purchase Price, which shall be paid by wire transfer of immediately available funds. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in San Francisco, California.

2. Sale of Shares; Shares Purchase and Sale; Closing.

a. Shares Forward Share Purchase. Subject to the conditions set forth in Section 5 and for the time period commencing on the four (4) month anniversary of the Business Combination Closing Date and ending on the six (6) month anniversary of the Business Combination Closing Date (the “Shares Exercise Period”), Yakira may elect to sell and transfer to the Company, and the Company shall purchase from Yakira, that number of Shares (including the Additional Shares (as defined below)) that are then held by Yakira at a per Share price (the “Shares Purchase Price”) equal to (a) the per share redemption amount of a share of common stock of GigCapital in connection with GigCapital’s stockholders’ approval of the Business Combination (the “Redemption Amount”) plus (b) $0.03 per Share for each month (prorated for a partial month) following the Business Combination Closing Date that Yakira has held the Shares through the Shares Closing (defined below). Prior to the four (4) month anniversary of the Business Combination Closing Date, the Company shall notify Yakira of the Redemption Amount. Yakira shall notify the Company in writing during the Shares Exercise Period as to the date or dates on which it is exercising its right to sell the Shares (including any Additional Shares) to the Company or if it does not intend to exercise its right to sell the Shares to the Company (the “Shares Exercise Notice”).

b. Shares Closing. If Yakira elects to exercise its right to sell the Shares to the Company, the Shares Exercise Notice shall specify the number of Shares (including the Additional Shares) the Company is required to purchase, the aggregate Shares Purchase Price and instructions for wiring the Shares Purchase Price to Yakira (such wiring instructions shall be delivered to the Escrow Agent (as defined below) by the Company). The closing of the sale of the Shares (the “Shares Closing”) shall occur on the Business Day after receipt by the Company of the Shares Exercise Notice (the “Shares Closing Date”). On the Shares Closing Date, Yakira shall deliver the Shares (including any Additional Shares) to the Company against receipt of the Shares Purchase Price, which shall be paid by wire transfer of immediately available funds from the Escrow (as defined below). Yakira may instruct the Escrow Agent (as defined below) to release to Yakira an amount equal to the Shares Purchase Price from the Escrow on the Shares Closing Date for Yakira’s use without restriction.

3. Representations and Warranties of Yakira. Yakira represents and warrants to GigCapital as follows, as of the date hereof:

a. Organization and Power. Yakira is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

b. Authorization. Yakira has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Yakira will constitute the valid and legally binding obligation of Yakira enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

c. Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Yakira in connection with the consummation of the transactions contemplated by this Agreement.

d. Compliance with Other Instruments. The execution, delivery and performance by Yakira of this Agreement and the consummation by Yakira of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Yakira, in each case (other than clause (i)), which would have a material adverse effect on Yakira or its ability to consummate the transactions contemplated by this Agreement.

e. Share-Holdings. As of November 18, 2019, Yakira held 608,750 Shares and 439,299 Rights, none of which have been sold, offered or contracted to be sold, pledged transferred, assigned or otherwise disposed of, directly or indirectly, or hedged, since such date.

f. Disclosure of Information. Yakira has had an opportunity to discuss GigCapital’s and the Company’s business, management, financial affairs and the terms and conditions of this Agreement, as well as the terms of the Business Combination, with GigCapital’s management.

g. No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, neither Yakira or any person acting on behalf of Yakira nor any of Yakira’s affiliates (the “Yakira Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Yakira and this offering, and the Yakira Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by GigCapital in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Yakira Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by GigCapital, any person on behalf of GigCapital or any of GigCapital’s affiliates (collectively, the “GigCapital Parties”).

4. Representations and Warranties of GigCapital. GigCapital represents and warrants to Yakira as follows:

a. Organization and Corporate Power. GigCapital is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. GigCapital has no subsidiaries.

b. Authorization. All corporate action required to be taken by GigCapital’s Board of Directors in order to authorize GigCapital to enter into this Agreement has been taken or will be taken prior to the Rights Shares Closing and the Shares Closing. All action on the part of the directors and officers of GigCapital necessary for the execution and delivery of this Agreement, the performance of all obligations of GigCapital and the Company under this Agreement to be performed as of the Rights Shares Closing and the Shares Closing, has been taken or will be taken prior to Rights Shares Closing and the Shares Closing. This Agreement, when executed and delivered by GigCapital, shall constitute the valid and legally binding obligation of GigCapital, enforceable against GigCapital in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c. Disclosure. GigCapital has not disclosed to Yakira material non-public information with respect to GigCapital, other than any such information that has now been publicly disclosed by GigCapital.

d. Governmental Consents and Filings. Assuming the accuracy of the representations made by Yakira in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of GigCapital in connection with the consummation of the transactions contemplated by this Agreement, other GigCapital is required to file disclosure reports regarding such transactions in accordance with the terms of the Exchange Act (as defined below).

e. Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Charter, bylaws or other governing documents of GigCapital, (ii) of any instrument, judgment, order, writ or decree to which GigCapital is a party or by which it is bound, (iii) under any note, indenture or mortgage to which GigCapital is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which GigCapital is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to GigCapital, in each case (other than clause (i)) which would have a material adverse effect on GigCapital or its ability to consummate the transactions contemplated by this Agreement.

f. Adequacy of Financing. The Company will have available to it sufficient funds to satisfy its obligations under this Agreement.

g. SEC Filings. None of GigCapital’s reports and other filings with the Securities Exchange Commission, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made.

h. Business Combination. The representations and warranties of GigCapital and the Company and their representative affiliates contained in the stock purchase merger agreement relating to the Business Combination were true, correct and complete as of the date they were made, and Yakira may rely on such representations and warranties as if such representations and warranties have been made directly to Yakira.

i. Most Favored Nation. GigCapital has not entered into an agreement (binding or otherwise) with any other stockholder of GigCapital (including, but not limited to, Greenhaven Road Capital Fund 1, LP, Greenhaven Road Capital Fund 2, LP, and Kepos Alpha Fund L.P.) to grant more favorable rights to such stockholder regarding the stockholder’s ability to offer, sell, contract to sell, pledge, transfer, assign, or otherwise dispose of, directly or indirectly, or hedge the Rights (including engagement in any transactions involving any derivative securities of GigCapital or the Company and any Short Sales involving any of GigCapital and the Company’s securities), and any Rights Shares that the Rights convert into, until the Rights Shares Closing Date, than those agreed between Yakira and GigCapital in the Agreement. .

j. No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of the GigCapital Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to GigCapital, the Company or the Business Combination, and the GigCapital Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Yakira in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the GigCapital Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Yakira Parties.

5. Additional Agreements.

a. Rights Lock-up. Subject to Section 7, Yakira agrees to continue to hold, and not to offer, sell, contract to sell, pledge, transfer, assign, or otherwise dispose of, directly or indirectly, or hedge (including any transactions involving any derivative securities of the Company and including any Short Sales (as defined below) involving any of GigCapital and the Company’s securities) the Rights (including any Additional Rights), and any Rights Shares (including any Additional Rights Shares) that the Rights convert into, until the Rights Shares Closing Date, including not to tender the Rights to GigCapital in response to any tender offer that GigCapital commenced for the Rights. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities and Exchange Act of 1934 (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, Yakira shall, after the Business Combination Closing Date, have the right but not the obligation to sell any or all of its Rights Shares (including any Additional Rights Shares) in the open market if the share price equals or exceeds $10.50 per Rights Share.

b. Shares Lock-up. Yakira also agrees, subject to Section 5(d), to continue to hold, and not to offer, sell, contract to sell, pledge, transfer, assign, or otherwise dispose of, directly or indirectly, or hedge (including any transactions involving any derivative securities of the Company and including any Short Sales involving any of GigCapital and the Company’s securities) the Shares (including any Additional Shares) prior to the six (6) month anniversary of the Business Combination Closing Date. Yakira further agrees that it will not request redemption of any of the Shares (including any Additional Shares) in conjunction with GigCapital’s stockholders’ approval of the Business Combination.

c. Option to Purchase Additional Rights and Additional Shares. GigCapital hereby acknowledges that nothing in this Agreement shall prohibit Yakira from (i) purchasing up to an additional 480,000 Rights (the “Additional Rights”) after the date of this Agreement and prior to the closing of the Business Combination and (ii) purchasing up to an additional 500,000 shares of common stock of GigCapital (the “Additional Shares”. Any such Additional Rights shall convert into additional Shares (the “Additional Rights Shares”) upon the closing of the Business Combination. Yakira’s Additional Rights Shares and Additional Shares shall be purchased by the Company in accordance with Section 1 and Section 2, respectively.

d. Open Market Sale. Notwithstanding anything to the contrary herein, the parties agree that Yakira shall, commencing on the day after the Business Combination Closing Date, have the right but not the obligation to sell any or all of its Shares (including any Additional Shares) in the open market if the sale price exceeds $10.50 per Share prior to payment of any commissions due by Yakira for the sale; provided, however prior to the six (6) month anniversary of the Business Combination Closing Date, Yakira may not engage in any hedge transactions (including engaging in any transactions involving any derivative securities of the Company and including any Short Sales involving any of GigCapital and the Company’s securities). In furtherance of the foregoing, Yakira shall have the right to sell such Shares at any time provided that the price received by Yakira is as stated in the prior sentence. Yakira shall give written notice to the Company of any sale of Shares (including any Additional Shares) within two (2) Business Days of the date of such sale, and such notice shall include the date of the sale, the number of Shares sold, and confirmation that the sale price per Share was greater than $10.50 per Share prior to the payment of any commissions due by Yakira for the sale.

e. Right to Purchase Warrants. Nothing in this Agreement shall prohibit Yakira from entering into a contract to purchase and/or sell GigCapital warrants.

f. Most Favored Nation. GigCapital will not to enter into an agreement (binding or otherwise) with any other holder of the rights of GigCapital (including Greenhaven Road Capital Fund 1, LP, Greenhaven Road Capital Fund 2, LP, and Kepos Alpha Fund L.P.) to grant more favorable rights to such holder of the rights regarding such holder’s ability to offer, sell, contract to sell, pledge, transfer, assign, or otherwise dispose of, directly or indirectly, or hedge the rights of GigCapital (including engaging in any transactions involving any derivative securities of the Company and any Short Sales involving any of GigCapital and the Company’s securities), and any shares of common stock that the rights of GigCapital convert into, until the Rights Shares Closing Date, than those agreed to between GigCapital and Yakira in this Agreement. If GigCapital does enter into such an agreement as described in the previous sentence, it will immediately notify Yakira and offer the same terms to Yakira.

g. Escrow. Simultaneously with the closing of the Business Combination, the Company shall deposit into an escrow account (the “Escrow”) with Continental Stock Transfer and Trust Company (the “Escrow Agent”), subject to the terms of a written escrow agreement (the “Escrow Agreement”) dated as of the date hereof in the form attached as Exhibit A hereto, the Shares Purchase Price. Concurrently with the execution of the Escrow Agreement, the Company shall provide irrevocable written instructions to wire the Share Purchase Price to the Escrow following the closing of the Business Combination. The payments to be made by the Company to Yakira in accordance with Section 2 will be made with funds from the Escrow. In the event that Yakira sells any Shares (including and Additional Shares) as provided in this Section 5, it shall provide notice to the Company within three (3) Business Days of such sale, and the Company and Yakira shall jointly instruct the Escrow Agent to release from the Escrow for the Company’s use without restriction an amount equal to the pro rata portion of the funds in the Escrow attributed to the Shares which Yakira has sold. In the event that Yakira elects not to sell to the Company any Shares that it owns as of the six (6) month anniversary of the Business Combination Closing Date, the Company and Yakira shall jointly instruct the Escrow Agent to release from the Escrow all remaining funds held in the Escrow for the Company’s use without restriction.

h. Security Agreement in Escrow Account. To secure the obligations of GigCapital and the Company under this Agreement, GigCapital and the Company grant to Yakira a security interest in all right, title, and interest of GigCapital and the Company in and to the Escrow, the Escrow Agreement, all rights related thereto, and all proceeds, products, and profits of the foregoing. In the event of a default by GigCapital or the Company under this Agreement, then, in addition to any other rights Yakira may have under this Agreement, the Escrow Agreement, and applicable law, Yakira shall also have the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of New York. GigCapital and the Company authorize Yakira to file such UCC financing statements or other documents with respect to its security interest as Yakira may deem appropriate in its discretion.

6. Closing Conditions.

a. The obligation of the Company to purchase the Rights Shares and the Shares at the Rights Shares Closing and the Shares Closing, respectively, under this Agreement shall be subject to the consummation of the Business Combination.

b. The obligation of Yakira to sell and transfer the Rights Shares and Shares at the Rights Shares Closing and the Shares Closing under this Agreement shall be subject to the consummation of the Business Combination.

7. Termination. This Agreement may be terminated as follows:

a. at any time by mutual written consent of the Company and Yakira; and

b. automatically if the stockholders fail to approve the Business Combination.

In the event of termination in accordance with Section 7.a. or 7.b., this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Yakira or GigCapital and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

Notwithstanding anything to the contrary herein, Yakira shall have a separate termination right with respect to the Company’s purchase of the Rights Shares and Additional Rights Shares. Commencing on the thirtieth day after the Business Combination Closing Date and ending on the date that is one day prior to the Rights Shares Closing Date, Yakira may, upon written notice to the Company, terminate the Rights Shares purchase, and in such case, the sale of Rights Sale shall not occur on the Rights Shares Closing Date. For the avoidance of doubt, in the event Yakira exercises this termination right, the Rights Lock-Up set forth in Section 5 shall immediately terminate. Yakira shall not be restricted after such time with respect to its ability to dispose of the Rights Shares and the Additional Rights Shares, if any, subject to the restriction against transactions involving any derivative securities of the Company and any Short Sales involving any of the GigCapital and the Company’s securities that are described herein).

8. General Provisions.

a. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: GigCapital, Inc., 2749 E. Bayshore Rd., Suite 200, Palo Alto, CA 94303, Attention: Chief Financial Officer. All communications to Yakira shall be sent to the address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

b. No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Yakira agrees to indemnify and to hold harmless GigCapital from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Yakira or any of its officers, employees or representatives is responsible. GigCapital agrees to indemnify and hold harmless Yakira from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which GigCapital or any of its officers, employees or representatives is responsible.

c. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Rights Shares Closing and the Shares Closing.

d. Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

e. Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

f. Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

g. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

h. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

i. Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

j. Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York located in New York County and to the jurisdiction of the United States District Court for the Southern District of New York located in New York County for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

k. Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

l. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of GigCapital and Yakira.

m. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

n. Expenses. Each of GigCapital and Yakira will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

o. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

p. Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

q. Specific Performance. Each party agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party in accordance with the terms hereof and that the other party shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

Yakira:

Yakira Capital Management, Inc.

By:	/s/ Bruce Kallins
Name: Bruce Kallins
Title: President

Address for Notices:

GIGCAPITAL:

GigCapital, Inc.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Executive Chairman of the Board,
President & CEO

[Signature Page to Forward Purchase Agreement]